EXHIBIT 4.7

                                                                  EXECUTION COPY

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP SECURITY AGREEMENT") dated December 29, 2005, is made by the Persons listed on the signature pages hereof (collectively, the "GRANTORS") in favor of Wells Fargo Bank, N.A. ("WELLS FARGO") as Collateral Agent (the "COLLATERAL AGENT") for and representative of (in such capacity, together with its successors and assigns, the "SECURED PARTY") the Holders (as defined in the Indenture (as defined below)).

                  WHEREAS, National Coal Corp., a Florida corporation, and the Grantors have entered into an Indenture dated as of December 29, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time the "INDENTURE"), with Wells Fargo, as Collateral Agent. Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.

                  WHEREAS, as a condition precedent to the purchase of the Notes by the Holders, each Grantor has executed and delivered that certain Security Agreement dated December 29, 2005 made by the Grantors to the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT").

                  WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Secured Party a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

1. GRANT OF SECURITY. Each Grantor hereby grants to the Secured Party a security interest in all of such Grantor's right, title and interest in and to the following (the "COLLATERAL"):

         (a) the trademark and service mark registrations and applications set forth on SCHEDULE A hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "TRADEMARKS");

         (b) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor (the "COPYRIGHTS");

         (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

         (d) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

         (e) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

2. SECURITY FOR OBLIGATIONS. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes, the Indenture, or the Security Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

3. RECORDATION. Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner for Trademarks and any other applicable U.S. government officer record this IP Security Agreement.

4. EXECUTION IN COUNTERPARTS. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. GRANTS, RIGHTS AND REMEDIES. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Secured Party with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

6. GOVERNING LAW. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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



                  IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        NATIONAL COAL CORP.



                                        By: /s/ Jon E. Nix
                                            ------------------------------------
                                        Name:  Jon E. Nix
                                        Title: CEO

                                        Address for Notices:





                                        NATIONAL COAL CORPORATION



                                        By: /s/ Jon E. Nix
                                            ------------------------------------
                                        Name:  Jon E. Nix
                                        Title: CEO

                                        Address for Notices:




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


                                        NC TRANSPORTATION, INC.



                                        By: /s/ Jon E. Nix
                                            ------------------------------------
                                        Name:  Jon E. Nix
                                        Title: CEO

                                        Address for Notices:





                                        NC RAILROAD, INC.



                                        By: /s/ Robert Pardue
                                            ------------------------------------
                                        Name:  Robert Pardue
                                        Title: President

                                        Address for Notices:




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


                                   SCHEDULE A

--------------------------- -------------- ------------ ------------ -------------- ------------ ---------------

          TRADEMARK          FILING DATE     APPL. NO.   ISSUE DATE    REG. NO.       STATUS          OWNER
--------------------------- -------------- ------------ ------------ -------------- ------------ ---------------
NCC                            8/4/03                      5/20/04     2,835,601     Effective    National Coal
                                                                                                   Corporation
--------------------------- -------------- ------------ ------------ -------------- ------------ ---------------
NCC                                                      07/07/2003                  Effective    National Coal
(Tennessee Registration)                                                                           Corporation
--------------------------- -------------- ------------ ------------ -------------- ------------ ---------------
N                             1/18/2005      78549105                Not Available    Pending     National Coal
                                                                                                   Corporation
                             (Serial No.)
--------------------------- -------------- ------------ ------------ -------------- ------------ ---------------


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


           FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP SECURITY AGREEMENT Supplement") dated December 29, 2005, is made by the Person listed on the signature page hereof (the "GRANTOR") in favor of Wells Fargo Bank, N.A. ("WELLS FARGO"), as Collateral Agent (the "COLLATERAL AGENT") for and representative of (in such capacity, together with its successors and assigns, the "SECURED PARTY") the Holders (as defined in the Indenture (as defined below)).

                  WHEREAS, National Coal Corp., a Florida corporation, and the Grantors have entered into an Indenture dated as of December 29, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time the "INDENTURE"), with Wells Fargo, as Collateral Agent. Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.

                  WHEREAS, pursuant to the Indenture, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated December 29, 2005 made by the Borrower, the Guarantors and any other Grantors from time to time party thereto (collectively, the "GRANTORS") in favor of the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") and that certain Intellectual Property Security Agreement dated December 29, 2005 made by the Grantors in favor of the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP SECURITY AGREEMENT").

                  WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in SECTION 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other U.S. governmental authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. GRANT OF SECURITY. Each Grantor hereby grants to the Secured Party a security interest in all of such Grantor's right, title and interest in and to the following (the "ADDITIONAL COLLATERAL"):

         (a) the trademark and service mark registrations and applications set forth on SCHEDULE A hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "TRADEMARKS");

         (b) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor (the "COPYRIGHTS");

         (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

         (d) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

         (e) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

2.       SUPPLEMENT  TO  SECURITY  AGREEMENT.   [SCHEDULE  V]  to  the  Security
         Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

3. SECURITY FOR OBLIGATIONS. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Notes, the Indenture or the Security Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

4. RECORDATION. The Grantor authorizes and requests that the Register of Copyrights and the Commissioner for Trademarks and any other U.S.
         applicable government officer to record this IP Security Agreement Supplement.

5. GRANTS, RIGHTS AND REMEDIES. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant  of the  security  interest  hereunder  to,  and the  rights  and remedies of, the Secured Party with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

6. GOVERNING LAW. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            [ADDITIONAL GRANTOR]



                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                                            Address for Notices:




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